Exhibit E

AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in Registration Statement (No. 333-186853) under Schedule B of FMS Wertmanagement of our reports dated June 11, 2012 and May 9, 2011 relating to the annual financial statements of FMS Wertmanagement, which appear in the Annual Report on Form 18-K for the fiscal year ended December 31, 2011.

/s/ PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

München, Germany
March 11, 2013